Exhibit 3-6
                              CERTIFICATE OF TRUST
                                       OF
                             PSE&G CAPITAL TRUST VII

      THIS CERTIFICATE OF TRUST of PSE&G Capital Trust VII (the "Trust"), dated as of July 28, 2003, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.ss.3801, et seq.) (the "Act").

            (i) Name. The name of the statutory trust being formed hereby is PSE&G Capital Trust VII.

            (ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wachovia Trust Company, National Association, One Rodney Square, 920 King Street, Suite 102, Wilmington DE 19801.

            (iii) Counterparts. This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

            (iv) Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Act.

                                WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

                                By:    /s/ Sterling C. Correia
                                       ----------------------------------------
                                        Name:  Sterling C. Correia
                                        Title:  Vice President

                                WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

                                By:    /s/ Rita Marie Ritrovato
                                        ----------------------------------------
                                        Name:  Rita M. Ritrovato
                                        Title:  Trust Officer

                                MARK G. KAHRER, as Trustee

                                /s/ Mark G. Kahrer
                                ------------------------------------------------

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:09 PM 07/28/2003
FILED 04:09 PM 07/28/2003
SRV 030491605 - 3686619 FILE